UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St Suite 450
Needham, Massachusetts		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Facility

Loan and Security Agreement

On October 14, 2025, Candel Therapeutics, Inc. (the “Company”) entered into a Loan and Security Agreement (the “LSA”) with the lenders party thereto (the “Lenders”) and Trinity Capital Inc., as administrative agent and collateral agent (the “Agent”).

Under the LSA, the Lenders agreed to extend debt capital to the Company, in the form of a term loan, in tranches totaling an aggregate principal amount of up to $130.0 million as follows: (a) at closing, the aggregate principal amount of $50.0 million (the “First Tranche”), (b) until May 30, 2027, subject to the achievement of certain regulatory, clinical and operational milestones by March 31, 2027, the aggregate principal amount of $20.0 million (the “Second Tranche”), (c) following funding of the Second Tranche, until February 28, 2028, subject to the achievement of certain regulatory and operational milestones by December 31, 2027, the aggregate principal amount of $30.0 million (the “Third Tranche”), and (d) following funding of the Third Tranche, in Lenders’ sole discretion, the aggregate principal amount of $30.0 million (the “Fourth Tranche” and collectively with the First Tranche, the Second Tranche and the Third Tranche, the “Tranches”). The obligations of the Lenders to extend such debt capital are subject to certain conditions precedent described in the LSA. The Company is required to pay a commitment fee of 1.0% of the amount drawn, plus related documentation and funding fees, in connection with each drawdown. On October 14, 2025, (the “Closing Date”), the Company drew down the First Tranche. The Company’s obligations under the facility are secured by a first priority security interest in substantially all assets of the Company.

All Tranches will mature on October 1, 2030 (the “Maturity Date”), unless earlier accelerated under the terms of the LSA. At maturity, the Company is required to repay the then-outstanding principal amount, together with any accrued and unpaid interest thereon. In addition, at maturity or early termination of the LSA, the Company is required to pay the Lenders an additional 4.25% (the “Exit Fee”) of the amounts drawn down by the Company under the LSA.

Interest accrues on the Tranches that the Company has drawn down at a floating rate per annum, calculated based on a 360-day year, equal to the greater of (a) the sum of (i) The Wall Street Journal Prime Rate and (ii) 3.0%, and (b) 9.75%. The initial interest rate is 10.25% per annum. For the first 36 months after the Closing Date (the “Interest Only Period”), the Company is required to make monthly payments of interest only in arrears. Following such period, and until the Maturity Date (the “Amortization Period”), the Company is required to make monthly payments in an amount that fully amortizes the outstanding principal balance due over the duration of the Amortization Period. Upon the achievement of a certain commercial milestone by June 30, 2028, the Interest Only Period will be extended by twelve months. In the event of such extension of the Interest Only Period, the duration of the Amortization Period will decrease by the same amount. In any event, the total term of all Tranches shall not exceed 60 months.

The Company may voluntarily prepay the outstanding loan balance at any time, in whole or in part, subject to the payment of prepayment premiums and payment of the Exit Fee on the principal amount then prepaid. If prepayment occurs on or before the first anniversary of the Closing Date, the premium shall equal 3.0% of the principal being repaid. Thereafter, if prepayment occurs on or before the second anniversary of the Closing Date, the premium shall equal 2.0% of the principal being repaid. Thereafter, if prepayment occurs on or before the Maturity Date, the premium shall equal 1.0% of the principal being repaid. Conversely, the Company is required to prepay the outstanding loan balance (plus accrued and unpaid interest thereon, any prepayment premiums, the Exit Fee and any other obligations that are due and payable) upon a transaction or series of transactions by which the Company shall merge with or consolidate into any other entity or lease or sell substantially all of its and its subsidiaries’ assets to any other person or entity, or by which any person, entity or group acquires, directly or indirectly, 35% or more of the Company’s outstanding capital stock, or the acceleration of the loans following an event of default under the LSA.

The LSA contains customary affirmative and negative covenants, including with respect to notice obligations, limitations on new indebtedness, liens, investments and transactions with affiliates of the Company, restrictions on the payment of dividends, maintenance of collateral and accounts and maintenance of insurance. The LSA also contains financial covenants requiring, if the Company’s market capitalization is less than $550 million, the Company to maintain minimum cash and cash equivalents pledged to secure the obligations under the LSA, less certain accounts payable, of at least (i) beginning from July 1, 2026 through the date, that the Company has raised at least $95 million in unrestricted net cash proceeds from one or more bona fide equity financings and/or upfront proceeds from business development after the Closing Date, 67.5% of all of the aggregate principal amount of outstanding obligations under the LSA, and (ii) beginning from the earlier of (x) October 1, 2027 and (ii) the date upon which the Company receives written notice of certain regulatory outcomes, through the date that the Company obtains certain regulatory approvals, 75% of the aggregate outstanding principal amount of the obligations under the LSA.

The LSA contains customary representations and warranties of the Company, as well as customary events of default, the occurrence of which may accelerate the obligations of the Company, increase the interest rate by a specified default rate and impose other consequences described in the LSA. Such events include among others, failure to make payments when due, breach of covenants, insolvency, a cross-default to other indebtedness, a judgment event of default, and delisting of the Company’s securities from the Nasdaq Global Market.

Lender Warrants

In connection with the drawdown of any Tranche, the Company is required to issue to the Lenders warrants (the “Lender Warrants”) to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The exercise price (the “Exercise Price”) for the Lender Warrants shall be equal to $5.89 per share. The number of shares of Common Stock for which each Lender Warrant is exercisable is equal to 3.0% of the applicable drawn down amount, divided by the Exercise Price. The Lender Warrants shall have a term of ten years from the date of issuance and shall permit cashless net exercise, all in accordance with their terms. In connection with the drawdown of the First Tranche, the Company issued a Lender Warrant to purchase up to 254,642 shares of Common Stock.

The foregoing description of the LSA and the Lender Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the LSA and the form of Lender Warrant, which are filed as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Warrant Amendment

On October 14, 2025, the Company entered into that certain omnibus amendment, release and waiver to warrants to purchase common stock (the “Warrant Amendment”) with holders (the “Holders”), including affiliates of Paul Manning and Chris Martell, who are directors of the Company, of outstanding warrants (the “Existing Conditional Warrants”) to purchase up to an aggregate of 3,672,484 shares of Common Stock at an exercise price of $6.81 per share, subject to certain vesting conditions set forth in the Existing Conditional Warrants, and outstanding warrants to purchase up to an aggregate of 3,672,484 shares of Common Stock at an exercise price of $6.81 per share (the “Existing Unconditional Warrants” and together with the Existing Conditional Warrants, the “Existing Warrants”), which were originally issued pursuant to that certain Series B Preferred Stock Purchase agreement dated November 13, 2018 by and between the Company and PBM ADV Holdings, LLC (the “Purchase Agreement”). Pursuant to the Warrant Amendment, the expiration date of the Existing Warrants was extended to September 30, 2027.

Pursuant to the Warrant Amendment, the Holders agreed to irrevocably release the Company and its directors, officers and affiliates (collectively, the “Releasees”) from any and all claims that the Holders may have against the Releasees related to any alleged breach of or wrongful act under the Purchase Agreement and the issuance of shares of the Company’s Series B preferred stock or Existing Warrants under the Purchase Agreement.

Pursuant to the Warrant Amendment, each Holder agreed that it will not, without the prior written consent of the Company, during the period commencing on the date of the Warrant Amendment and ending on the date that is six (6) months following the Warrant Amendment, (i) transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities, subject to certain exceptions set forth in the Warrant Amendment. Each Holder further agreed that, if requested by the underwriters in any equity financing transaction undertaken by the Company prior to September 30, 2027, such Holder would execute a lock-up agreement in a form satisfactory to the Company and such underwriters and substantially similar in term and scope with any lock-up agreements that are otherwise expected to be executed by officers and other directors of the Company in connection with the equity financing.

The foregoing description of the Warrant Amendment does not purport to be complete and is qualified in its entirety by the full text of the Warrant Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 14, 2025, the Company disclosed that its cash and cash equivalents as of September 30, 2025 was $87.2 million.

The information contained in Item 2.02 of this Form 8-K does not present all information necessary for an understanding of the Company’s financial condition as of September 30, 2025 and is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the subsection entitled “Lender Warrants” is incorporated by reference into this Item 3.02. The issuance of the Lender Warrants are exempt from the requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering.

Item 7.01 Regulation FD Disclosure.

Loan Facility

On October 14, 2025, the Company issued a press release announcing the loan facility, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Interim Data from Clinical Trial of CAN-3110

On October 14, 2025, the Company issued a press release announcing positive interim data from its ongoing phase 1b clinical trial of CAN-3110 (linoserpaturev) in recurrent glioblastoma, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

On October 14, 2025, the Company announced positive interim data from its ongoing phase 1b clinical trial of CAN-3110 in recurrent glioblastoma. The updated median overall survival (“mOS”) was 11.8 months (CI: 8.3–14.9) (arm A, n = 41) and 12.0 months (CI: 10.0–NA) (arm B, n = 9), respectively, after a single injection of CAN-3110, consistent with previously reported data for arms A and B. At the time of data cutoff (August 15, 2025), one patient from arm A and one patient from arm B were still alive after prolonged follow-up (59.2 and 42.4 months, respectively, after CAN-3110 administration).

At the time of data cutoff, 9 patients in arm C had received multiple administrations of CAN-3110. At the 1×10⁸ PFU dose, 3 patients received 4 injections, 1 patient received 5 injections, and 2 patients received 6 injections. At the 1×10⁷ PFU dose, 1 patient received 4 injections, and 2 patients received 5 injections. Median follow-up was 8.9 months. Four out of 9 patients were alive at time of data cutoff (range 3.1-28.2 months after initiation of CAN-3110 treatment). Five patients had died, of which 3 died more than one year after initiation of CAN-3110 treatment (range 5.5-21.8 months). With a short follow up time for the most recently dosed patients and 2 additional patients still to be enrolled in arm C, the Company expects to present mature mOS data and an update on long-term survivors in Q4 2026.

Additionally, the Company has made the strategic decision to seek externally funded partnerships for the clinical development of CAN-2409 as a potential cancer therapy for pancreatic ductal adenocarcinoma and to focus current capital primarily on early localized prostate cancer and non-small cell lung cancer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Lender Warrant.
10.1*	Loan and Security Agreement, by and among the Registrant, Trinity Capital Inc. and the other parties thereto, dated as of October 14, 2025.
10.2	Form of Omnibus Amendment, Release and Waiver to Warrants to Purchase Common Stock, by and among the Registrant and the other parties thereto, dated as of October 14, 2025.
99.1	Press Release dated October 14, 2025
99.2	Press Release dated October 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted by means of redacting a portion of the text and replacing it with “[***]” because they are both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date:	October 14, 2025	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci President and Chief Executive Officer